Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO PRESENT AT THE
BANK OF AMERICA 37TH ANNUAL
INVESTMENT CONFERENCE

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – September 12, 2007 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it will present at the Bank of America 37th Annual Investment Conference in San Francisco on September 18, 2007 at 8:00 a.m. Pacific Time.  David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.

The presentation will be webcast on the Company’s website at thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page.  An archive of the webcast will be available following the live presentation through October 17, 2007.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 127 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates 10 upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100